                                  EXHIBIT 24

                               POWER OF ATTORNEY


Know All Men By These Presents, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Marvin D. Burkett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Advanced Micro Devices, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 25, 1994, and any and all amendments thereto and to file the same, with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                     Title                          Date
- - ---------                     -----                          ----

/s/ W.J. Sanders III          Chairman of the Board          February 16, 1995
- - ------------------------
W. J. Sanders III             and Chief Executive Officer
                              (Principal Executive
                              Officer)


/s/ Anthony B. Holbrook       Vice Chairman of the Board     February 16, 1995
- - ------------------------
Anthony B. Holbrook


/s/ Richard Previte           Director, President and        February 16, 1995
- - -----------------------
Richard Previte               Chief Operating Officer


/s/ Friedrich Baur            Director                       February 16, 1995
- - -----------------------
Friedrich Baur


/s/ Charles M. Blalack        Director                       February 16, 1995
- - -----------------------
Charles M. Blalack


/s/ R. Gene Brown             Director                       February 16, 1995
- - -----------------------
R. Gene Brown


/s/ Joe L. Roby               Director                       February 16, 1995
- - -----------------------
Joe L. Roby


/s/ Leonard Silverman         Director                       February 16, 1995
- - -----------------------
Leonard Silverman